UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVBG	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On December 6, 2021, David Meredith, the registrant’s Chief Executive Officer and a member of the Board of Directors, informed the registrant that he intends to resign his positions with the registrant, effective January 30, 2022. On December 8, 2021, the registrant’s Board of Directors accepted Mr. Meredith’s resignation.

On December 8, 2021, the registrant entered into letter agreements with Patrick Brickley, the registrant’s Executive Vice President, Chief Financial Officer and Treasurer, and Vernon Irvin, the registrant’s Executive Vice President and Chief Revenue Officer, pursuant to which Messrs. Brickley and Irvin would become Interim Co-Chief Executive Officers of the registrant. There are no arrangements or understandings between either Mr. Brickley or Mr. Irvin and any other person pursuant to which either of them was selected as Interim Co-Chief Executive Officer. Neither Mr. Brickley nor Mr. Irvin have any family relationships with any of the registrant’s directors or executive officers, and neither of them have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The letter agreement with Mr. Brickley provides that he will receive a stipend of $25,000 per month, in addition to his salary, for the duration of his service as Interim Co-Chief Executive Officer and for three months thereafter. On or about January 1, 2022, Mr. Brickley also will receive the following equity grants:

•

$2,500,000 of Restricted Stock Units (RSUs) under the registrant’s 2016 Equity Incentive Plan, 75% of which will vest on January 31, 2023, and 25% of which will vest on July 31, 2023, subject to his continued service to the registrant (the “18-Month RSU Grant”); and

•

$2,500,000 of RSUs under the registrant’s 2016 Equity Incentive Plan, 33% of which will vest on January 31, 2023, 33% of which will vest on January 31, 2024, and 34% of which will vest on January 31, 2025, subject to his continued service to the registrant.

If Mr. Brickley’s employment with the registrant is terminated without “cause” (as defined in his employment agreement with the registrant dated February 4, 2019) prior to January 31, 2023, then Mr. Brickley’s 18-Month RSU Grant will vest in full.

The letter agreement with Mr. Irvin provides that he will receive a stipend of $25,000 per month, in addition to his salary, for the duration of his service as Interim Co-Chief Executive Officer and for three months thereafter. On or about January 1, 2022, Mr. Irvin also will receive the following equity grants:

•

$2,500,000 of Restricted Stock Units (RSUs) under the registrant’s 2016 Equity Incentive Plan, 75% of which will vest on January 31, 2023, and 25% of which will vest on July 31, 2023, subject to his continued service to the registrant; and

•

$2,500,000 of RSUs under the registrant’s 2016 Equity Incentive Plan, 33% of which will vest on January 31, 2023, 33% of which will vest on January 31, 2024, and 34% of which will vest on January 31, 2025, subject to his continued service to the registrant.

The foregoing descriptions of the letter agreements with Messrs. Brickley and Irvin are not complete and are qualified in their entirety by reference to the full text of the letter agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. Information regarding the registrant’s other compensatory arrangements with each of Messrs. Brickley and Irvin, which remain unchanged except as set forth herein, as well as biographical information for each of Messrs. Brickley and Irvin, is contained in the registrant’s 2021 Proxy Statement filed with the Securities and Exchange Commission on April 7, 2021, and is incorporated herein by reference

Item 7.01	Regulation FD Disclosure.

On December 9, 2021, the registrant issued a press release announcing the intended resignation of Mr. Meredith as the registrant’s Chief Executive Officer and a member of the Board of Directors, and the planned transition of Messrs. Brickley and Irvin to Interim Co-Chief Executive Officers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter agreement, dated December 8, 2021, by and between Patrick Brickley and Everbridge, Inc.

10.2	Letter agreement, dated December 8, 2021, by and between Vernon Irvin and Everbridge, Inc.

99.1	Press release dated December 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: December 9, 2021	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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